Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

On April 14, 2014, Zebra Technologies Corporation and Subsidiaries (“we,” “us,” “our” and “Zebra”) entered into definitive agreements, collectively referred to as the “Acquisition Agreements,” with Motorola Solutions, Inc. (“MSI”) pursuant to which we agreed to acquire the enterprise business of MSI excluding certain assets and liabilities historically associated with the enterprise business retained by MSI, including MSI’s iDEN infrastructure business, and certain other assets and liabilities as specified in the Acquisition Agreements. The assets and liabilities that we acquired, which were historically associated with the enterprise business of MSI, are collectively referred to herein as the “Enterprise Business.” The acquisition of the Enterprise Business from MSI will be referred to herein as the “Acquisition.” The Acquisition is structured as a combination of stock and asset sales and a merger of certain U.S. entities. We agreed to pay MSI an aggregate purchase price of $3.45 billion in cash subject to certain adjustments set forth in the Acquisition Agreements based on estimated and actual cash and working capital of the Enterprise Business.

We financed the Acquisition and related fees and expenses associated therewith with a combination of cash on hand of approximately $329.0 million, borrowings of $2.2 billion under a new senior secured term loan facility (the “Term Loan”) and $1.05 billion from the issuance of the senior unsecured notes. We also entered into a new $250.0 million senior secured revolving credit facility (the “New Revolving Credit Facility,” together with the Term Loan, the “New Senior Credit Facility”), which was undrawn at the closing of the Acquisition. We refer to the borrowings thereunder, the use of cash on hand and the issuance of the senior unsecured notes as the “Financing Transactions.” Additionally, we refer to the Acquisition, the Financing Transactions and the payment of fees and expenses related thereto as the “Transactions.”

On December 18, 2013, we completed the acquisition of Hart Systems, LLC (“Hart Systems”) for $95.7 million in cash (the “Hart Systems acquisition”).

The unaudited pro forma combined financial statements, including the notes thereto, are based upon, derived upon and should be read in conjunction with the historical consolidated financial statements of Zebra included in its Annual Report on Form 10-K for the year ended December 31, 2013, and the historical unaudited consolidated financial statements of Zebra included in its Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014; and the historical audited carve-out financial statements of the Enterprise Business for the year ended December 31, 2013 and the historical unaudited carve-out financial statements of the Enterprise Business for the six months ended June 28, 2014.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 28, 2014

(in millions)

	Zebra Technologies Corporation	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 5)			Pro forma combined
ASSETS
Current Assets:
Cash and cash equivalents	$70.3	$—	$3,233.5	(a)		$202.5
			(106.9)	(b)
			455.6	(c)
			(3,450.0)	(d)
Investments and marketable securities	455.6	—	(455.6)	(c)		—
Accounts receivable, net	165.4	468.0	(1.2)	(e)		632.2
Inventories, net	126.1	215.0	23.0	(g)		364.1
Deferred income taxes	19.8	135.0	—			154.8
Income tax receivable	8.9	6.0	—			14.9
Prepaid expenses and other current assets	13.1	128.0	(91.0)	(g)		49.6
			(0.5)	(h)

Total current assets	859.2	952.0	(393.1)			1,418.1
Property and equipment at cost, less accumulated depreciation and amortization	107.1	94.0	9.0	(g)		210.1
Long-term deferred income taxes	—	125.0	—			125.0
Goodwill	155.8	1,151.0	(1,151.0)	(f)		2,515.8
			2,360.0	(i)
Other intangibles, net	63.6	77.0	883.0	(g)		1,023.6
Other assets	33.3	46.0	68.0	(b)		147.3

Total assets	$1,219.0	$2,445.0	$1,775.9			$5,439.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31.8	$200.0	$(1.2)	(e)		$230.6
Current portion of long-term debt	—	—	14.0	(a)		14.0
Accrued liabilities	65.5	205.0	—			270.5
Deferred revenue	16.9	447.0	(264.0)	(g)		199.9
Income taxes payable	9.1	5.0	—			14.1

Total current liabilities	123.3	857.0	(251.2)			729.1
Long-term debt, less current portion	—	—	3,219.5	(a)		3,219.5
Long-term deferred tax liability	28.5	15.0	270.0	(g)		313.5
Deferred rent	1.5	—	—			1.5
Other long-term liabilities	17.7	166.0	(16.0)	(g)		167.7

Total liabilities	171.0	1,038.0	3,222.3			4,431.3
Stockholders’ equity:
Class A Common Stock	0.7	—	—			0.7
Additional paid-in capital	149.5	—	—			149.5
Treasury stock	(666.1)	—	—			(666.1)
Retained earnings	1,572.0	1,394.0	(1,394.0)	(f)		1,533.3
			(38.9)	(b)
			0.7	(c)
			(0.5)	(h)
Accumulated other comprehensive (loss)/income	(8.1)	13.0	(13.0)	(f	)	(8.8)
			(0.7)	(c)

Total stockholders’ equity	1,048.0	1,407.0	(1,446.4)			1,008.6

Total liabilities and stockholders’ equity	$1,219.0	$2,445.0	$1,775.9			$5,439.9

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the year ended December 31, 2013

(in millions, except per share data)

	Historical			Historical
	Zebra Technologies Corporation	Hart Systems pro forma adjustments (Note 4)	Pro forma combined Zebra Technologies Corporation and Hart Systems	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 6)		Pro forma combined
Net sales:
Net sales of tangible products	$984.5	$—	$984.5	$2,021.0	$(0.8)	(a)	$3,004.7
Revenue from services and software	53.6	21.9	75.5	459.0	(0.9)	(a)	504.9
					(28.7)	(e)

Total net sales	1,038.1	21.9	1,060.0	2,480.0	(30.4)		3,509.6

Cost of sales
Cost of sales of tangible products	507.5	—	507.5	1,032.0	(0.8)	(a)	1,539.2
					0.5	(f)
Cost of services and software	27.0	5.3	32.3	289.0	(0.9)	(a)	320.4

Total cost of sales	534.5	5.3	539.8	1,321.0	(1.2)		1,859.6

Gross profit	503.6	16.6	520.2	1,159.0	29.2		1,650.0

Operating expenses:
Selling and marketing	138.0	1.9	139.9	413.0	—		552.9
Research and development	91.1	—	91.1	289.0	0.2	(f)	380.3
General and administrative	96.2	6.8	103.0	212.0	1.1	(f)	316.1
Amortization of intangible assets	7.4	3.4	10.8	25.0	266.6	(g)	302.4
Acquisition and integration costs	4.7	(0.9)	3.8	—	(0.5)	(b)	3.3
Exit and restructuring costs	5.9	—	5.9	47.0	—		52.9

Total operating expenses	343.3	11.2	354.5	986.0	267.4		1,607.9

Operating income (loss)	160.3	5.4	165.7	173.0	(296.6)		42.1

Other income (expense):
Interest expense, net	—	—	—	(24.0)	28.0	(c)	(191.9)
					(195.9)	(d)
Investment income	2.4	—	2.4	3.0	0.3	(h)	5.7
Foreign exchange income (loss)	(0.5)	—	(0.5)	(5.0)	—		(5.5)
Other, net	1.7	—	1.7	(2.0)	—		(0.3)

Total other income (loss)	3.6	—	3.6	(28.0)	(167.6)		(192.0)

Income (loss) from continuing operations before income taxes	163.9	5.4	169.3	145.0	(464.2)		(149.9)

Income taxes	29.6	1.9	31.5	50.0	(172.9)	(i)	(91.4)

Income (loss) from continuing operations	$134.3	$3.5	$137.8	$95.0	$(291.3)		$(58.5)

Basic earnings per share:
Income from continuing operations	$2.65						$(1.15)	(j)
Diluted earnings per share:
Income from continuing operations	$2.63						$(1.15)	(j)
Basic weighted average shares outstanding	50,693						50,693	(j)
Diluted weighted average shares outstanding	51,063						50,693	(j)

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the six months ended June 29, 2013

(in millions, except per share data)

	Historical			Historical
	Zebra Technologies Corporation	Hart Systems pro forma adjustments (Note 4)	Pro forma combined Zebra Technologies Corporation and Hart Systems	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 7)		Pro forma combined
Net sales:
Net sales of tangible products	$465.0	$—	$465.0	$969.0	$(0.3)	(a)	$1,433.7
Revenue from services and software	25.1	15.0	40.1	226.0	(0.5)	(a)	242.2
					(23.4)	(d)

Total net sales	490.1	15.0	505.1	1,195.0	(24.2)		1,675.9

Cost of sales
Cost of sales of tangible products	242.8	—	242.8	489.0	(0.3)	(a)	731.7
					0.2	(e)
Cost of services and software	13.4	3.1	16.5	145.0	(0.5)	(a)	161.0

Total cost of sales	256.2	3.1	259.3	634.0	(0.6)		892.7

Gross profit	233.9	11.9	245.8	561.0	(23.6)		783.2

Operating expenses:
Selling and marketing	67.3	1.1	68.4	223.0	—		291.4
Research and development	45.1	—	45.1	144.0	0.1	(e)	189.2
General and administrative	49.3	3.7	53.0	102.0	0.6	(e)	155.6
Amortization of intangible assets	3.7	1.7	5.4	12.0	133.3	(f)	150.7
Acquisition and integration costs	1.1	—	1.1	—	—		1.1
Exit and restructuring costs	3.0	—	3.0	14.0	—		17.0

Total operating expenses	169.5	6.5	176.0	495.0	134.0		805.0

Operating income (loss)	64.4	5.4	69.8	66.0	(157.6)		(21.8)

Other income (expense):
Interest expense, net	—	—	—	(12.0)	14.0	(b)	(97.1)
					(99.1)	(c)
Investment income	1.2	—	1.2	—	0.1	(g)	1.3
Foreign exchange income (loss)	(0.6)	—	(0.6)	2.0	—		1.4
Other, net	1.5	—	1.5	(2.0)	—		(0.5)

Total other income (loss)	2.1	—	2.1	(12.0)	(85.0)		(94.9)

Income (loss) from continuing operations before income taxes	66.5	5.4	71.9	54.0	(242.6)		(116.7)

Income taxes	12.4	2.0	14.4	16.0	(90.3)(h)		(59.9)

Income (loss) from continuing operations	$54.1	$3.4	$57.5	$38.0	$(152.3)		$(56.8)

Basic earnings per share:
Income from continuing operations	$1.06						$(1.12	)(i)
Diluted earnings per share:
Income from continuing operations	$1.05						$(1.12	)(i)
Basic weighted average shares outstanding	50,929						50,929	(i)
Diluted weighted average shares outstanding	51,310						50,929	(i)

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the six months ended June 28, 2014

(in millions, except per share data)

	Historical		Enterprise Business pro forma adjustments (Note 8)		Pro forma combined
	Zebra Technologies Corporation	Enterprise Business (Note 3)
Net sales:
Net sales of tangible products	$531.9	$890.0	$(1.4	)(a)	$1,420.5
Revenue from services and software	44.7	235.0	(0.3	)(a)	274.2
			(5.2	)(f)

Total net sales	576.6	1,125.0	(6.9)		1,694.7

Cost of sales
Cost of sales of tangible products	267.4	451.0	(1.4	)(a)	717.2
			0.2	(g)
Cost of services and software	19.2	148.0	(0.3	)(a)	166.9

Total cost of sales	286.6	599.0	(1.5)		884.1

Gross profit	290.0	526.0	(5.4)		810.6

Operating expenses:
Selling and marketing	71.2	204.0	—		275.2
Research and development	46.6	135.0	0.1	(g)	181.7
General and administrative	54.7	92.0	0.6	(g)	147.3
Amortization of intangible assets	5.3	10.0	98.3	(h)	113.6
Acquisition and integration costs	25.3	6.0	(11.1	)(b)	20.2
Exit and restructuring costs	0.6	17.0	—		17.6
Asset impairment charge	—	2.0	(2.0	)(c)	—

Total operating expenses	203.7	466.0	85.9		755.6

Operating income (loss)	86.3	60.0	(91.3)		55.0

Other income (expense):
Interest expense, net	—	(12.0)	14.0	(d)	(94.7)
			(96.7	)(e)
Investment income	0.8	—	0.1	(i)	0.9
Foreign exchange income (loss)	(0.2)	(1.0)	—		(1.2)
Loss on forward interest rate swap	(2.4)	—	—		(2.4)
Other, net	—	(4.0)	1.1	(c)	(2.9)

Total other income (loss)	(1.8)	(17.0)	(81.5)		(100.3)

Income (loss) from continuing operations before income taxes	84.5	43.0	(172.8)		(45.3)

Income taxes	15.4	18.0	(64.4	)(j)	(31.0)

Income (loss) from continuing operations	$69.1	$25.0	$(108.4)		$(14.3)

Basic earnings per share:
Income from continuing operations	$1.37				$(0.28	)(k)
Diluted earnings per share:
Income from continuing operations	$1.35				$(0.28	)(k)
Basic weighted average shares outstanding	50,509				50,509	(k)
Diluted weighted average shares outstanding	51,129				50,509	(k)

See accompanying notes to the unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1—Basis of preparation

The unaudited pro forma financial information included herein was prepared in accordance with GAAP and derived from Zebra’s historical financial statements, the carve-out Enterprise Business financial statements and Hart System’s financial reporting systems and is based on certain assumptions that we believe to be reasonable as described in these notes. We have reclassified certain amounts set forth in the historical Enterprise Business carve-out financial statements in order to conform their presentation to those of Zebra. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined financial information presented below. The pro forma adjustments are based on preliminary assumptions and information available at the time of the preparation of this document.

The unaudited pro forma combined balance sheet as of June 28, 2014 gives effect to the Transactions as if they occurred on such date and combines the historical balance sheets of Zebra and the Enterprise Business as of June 28, 2014.

The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 (a) gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, (b) combines the historical results of Zebra for its year ended December 31, 2013, the historical results of Hart Systems for the period January 1, 2013 through December 17, 2013 (the day before the Hart Systems acquisition) and the Enterprise Business for its year ended December 31, 2013 and (c) reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

The unaudited pro forma combined statement of earnings for the six-month period ended June 29, 2013 (a) gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, (b) combines the historical results of Zebra, Hart Systems and the Enterprise Business for the six-month period ended June 29, 2013 (c) and reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

The unaudited pro forma combined statement of earnings for the six-month period ended June 28, 2014 (a) gives effect to the Transactions as if they had occurred on January 1, 2013, (b) combines the historical results of Zebra and the Enterprise Business for the six-month period ended June 28, 2014 and (c) reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial statements have been prepared giving effect to the Enterprise Business acquisition in a transaction to be accounted for as a purchase, in accordance with ASC Topic No. 805, Business Combinations (formerly SFAS No. 141(R)), with Zebra considered to be the acquiror. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition, based on their estimated fair values as of the completion of the Acquisition.

The unaudited pro forma combined statements of earnings exclude certain non-recurring charges that have been incurred in connection with the Transactions, including (1) certain expenses related to the Transactions, including investment banker and professional fees of both Zebra and the Enterprise Business and (2) the write-off of bridge commitment fees that we incurred in connection with the consummation of the Transactions. We expect to record an expense in the second half of 2014 to reflect these charges, which, in the aggregate, we estimate will be approximately $38.9 million. This expense excludes the estimated original issue discount (“OID”) on the Term Loan and fees associated with the issuance of debt which are capitalized on the unaudited pro forma combined balance sheet. The unaudited statements of earnings also exclude the impact of any revenue, cost or other operating synergies that may result from the acquisition of Enterprise Business.

The Enterprise Business was not previously operating as a separate legal entity within MSI. Accordingly, its financial statements have been prepared on a carve-out basis. The carve-out financial statements have been derived from the consolidated financial statements and accounting records of MSI, using the historical results of operations and historical bases of assets and liabilities of the Enterprise Business’ businesses. The carve-out financial statements also include allocations of certain MSI-shared expenses. Such expenses may not be indicative of the actual level of expense that would have been incurred by the Enterprise Business if it had operated as an independent company or of the costs expected to be incurred in the future. As such, the carve-out financial statements may not necessarily reflect the Enterprise Business’ results of operations, financial position or cash flows in the future or what its results of operations, financial position or cash flows would have been had the Enterprise Business been a stand-alone entity during the periods presented. We have not made any adjustments in these unaudited pro forma combined financial statements with respect to these allocated expenses.

The unaudited pro forma combined financial statements have been prepared by Zebra to illustrate the effects of the acquisition of the Enterprise Business by Zebra and the associated Financing Transactions and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Zebra and the Enterprise Business been a combined company during the specified periods.

Note 2—Preliminary allocation of consideration transferred to the net assets acquired

The preliminary consideration and allocation of the purchase price to the fair value of Enterprise Business’ tangible and intangible assets acquired and liabilities assumed assuming the Acquisition occurred June 28, 2014 are as follows (in millions):

Cash consideration transferred to acquire Enterprise Business	$3,450.0

Less fair value of identifiable assets acquired and liabilities assumed:
Total current assets	$884.0
Property and equipment at cost, less accumulated depreciation and amortization	103.0
Other intangibles, net	960.0
Long-term deferred income taxes	125.0
Other assets	46.0
Less: Total current liabilities	(593.0)
Less: Total long-term liabilities	(435.0)

Fair value of identifiable assets acquired and liabilities assumed	$1,090.0

Goodwill	$2,360.0

The consideration transferred and the allocation of the purchase price are preliminary. The consideration transferred will take into account certain adjustments set forth in the Acquisition Agreements based on estimated and actual cash and working capital of the Enterprise Business. For purposes of these unaudited pro forma combined financial statements no adjustment was made for the estimated cash as the Enterprise Business had no cash and cash equivalents as of June 28, 2014 and no working capital adjustment was made as of the Acquisition close date. The allocation of the purchase price is based on the fair values of the assets acquired including the fair values of the acquired intangible assets and the liabilities assumed. The excess of the purchase price over the fair value of acquired assets and liabilities assumed is allocated to goodwill. Refer to Note 5 for the impact of fair value adjustments on the unaudited pro forma combined balance sheet as of June 28, 2014, and refer to Notes 6, 7 and 8 for the impact of fair value adjustments on the unaudited pro forma combined statement of earnings for the year ended December 31, 2013 and for the six months ended June 29, 2013 and June 28, 2014, respectively.

The purchase price allocation will remain preliminary until Zebra completes a third-party valuation of significant identifiable intangible assets acquired and determines the fair value of other assets acquired and liabilities assumed as of the Acquisition close date. The final amounts allocated to assets acquired and liabilities assumed may differ from the amounts presented in the unaudited pro forma combined financial statements. Any changes to the initial estimates of the fair value of the assets and liabilities will impact residual goodwill and may affect future earnings.

Note 3—Reclassification of Enterprise Business’ historical carve-out financial information

The following table reclassifies Enterprise Business’ historical carve-out financial statements to Zebra’s presentation of the balance sheet. The third column, Enterprise Business, is used in the unaudited pro forma combined balance sheet.

Condensed Balance Sheet as of June 28, 2014

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Assets
Current assets:
Accounts receivable, net	468.0	—		468.0
Inventories, net	215.0	—		215.0
Deferred income taxes	135.0	—		135.0
Income tax receivable	—	6.0	(a)	6.0
Prepaid expenses and other current assets	134.0	(6.0	)(a)	128.0

Total current assets	952.0	—		952.0
Property and equipment at cost, less accumulated depreciation and amortization	94.0	—		94.0
Long-term deferred income taxes	125.0	—		125.0
Goodwill	1,151.0	—		1,151.0
Other intangibles, net	—	77.0	(b)	77.0
Other assets	123.0	(77.0	)(b)	46.0

Total assets	$2,445.0	$—		$2,445.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178.0	$22.0	(c)	$200.0
Accrued liabilities	679.0	(452.0	)(d)	205.0
		(22.0	)(c)
Deferred revenue	—	447.0	(d)	447.0
Income taxes payable	—	5.0	(d)	5.0

Total current liabilities	857.0	—		857.0
Long-term deferred tax liability	—	15.0	(e)	15.0
Other long-term liabilities	181.0	(15.0	)(e)	166.0

Total liabilities	1,038.0	—		1,038.0

Stockholders’ equity:
Retained earnings	—	1,394.0	(f)	1,394.0
Accumulated other comprehensive income	13.0	—		13.0
MSI’s net investment	1,394.0	(1,394.0	)(f)	—

Total stockholders’ equity	1,407.0	—		1,407.0

Total liabilities and stockholders’ equity	$2,445.0	$—		$2,445.0

(a)	To separately classify $6.0 million of income tax receivable from Prepaid expenses and other current assets to Income tax receivable.
(b)	To reclassify $77.0 million of intangible assets from Other assets to Other intangibles, net.
(c)	To reclassify $22.0 million of other trade liabilities from Accrued liabilities to Accounts payable.
(d)	To separately classify $447.0 million of deferred revenue and $5.0 million of income taxes payable from Accrued liabilities to their own respective line items.
(e)	To separately classify $15.0 million of deferred tax liability from Other long-term liabilities to Long-term deferred tax liability.
(f)	To reclassify $1,394.0 million of equity in Enterprise Business from MSI’s net investment to Retained earnings.

The following tables reclassify Enterprise Business’ historical carve-out financial statements to conform to Zebra’s presentation of the statement of earnings. The third column of each table, Enterprise Business, is used in the unaudited pro forma combined statement of earnings.

Condensed Statement of Earnings for the year ended December 31, 2013

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Net sales:
Total net sales	$2,480.0	$—		$2,480.0

Cost of sales:
Cost of sales of tangible products	1,057.0	(16.0	)(a)	1,032.0
		(9.0	)(b)
Cost of services and software	293.0	(4.0	)(a)	289.0

Total cost of sales	1,350.0	(29.0)		1,321.0

Gross profit	1,130.0	29.0		1,159.0

Operating expenses:
Selling and marketing	—	413.0	(c)	413.0
Research and development	299.0	(10.0	)(a)	289.0
General and administrative	—	58.0	(a)	212.0
		154.0	(c)
Amortization of intangible assets	—	25.0	(d)	25.0
Exit and restructuring costs	—	47.0	(b)	47.0
Selling, general and administrative expenses	595.0	(28.0	)(a)	—
		(567.0	)(c)
Other charges	63.0	(38.0	)(b)	—
		(25.0	)(d)

Total operating expenses	957.0	29.0		986.0

Operating income	173.0	—		173.0
Total other income (loss)	(28.0)	—		(28.0)

Income from continuing operations before income taxes	145.0	—		145.0
Income taxes	50.0	—		50.0

Income from continuing operations	$95.0	$—		$95.0

(a)	To reclassify $58.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $47.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $567.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $25.0 million of amortization expense from Other charges to Amortization of intangible assets.

Condensed Statement of Earnings for the six months ended June 29, 2013

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Net sales:
Total net sales	$1,195.0	$—		$1,195.0

Cost of sales:
Cost of sales of tangible products	501.0	(9.0	)(a)	489.0
		(3.0	)(b)
Cost of services and software	147.0	(2.0	)(a)	145.0

Total cost of sales	648.0	(14.0)		634.0

Gross profit	547.0	14.0		561.0

Operating expenses:
Selling and marketing	—	223.0	(c)	223.0
Research and development	150.0	(6.0	)(a)	144.0
General and administrative	—	31.0	(a)	102.0
		71.0	(c)
Amortization of intangible assets	—	12.0	(d)	12.0
Exit and restructuring costs	—	14.0	(b)	14.0
Selling, general and administrative expenses	308.0	(14.0	)(a)	—
		(294.0	)(c)
Other charges	23.0	(11.0	)(b)	—
		(12.0	)(d)

Total other income (expenses)	481.0	14.0		495.0

Operating income	66.0	—		66.0

Total other income (loss)	(12.0)	—		(12.0)

Income from continuing operations before income taxes	54.0	—		54.0
Income taxes	16.0	—		16.0

Income from continuing operations	$38.0	$—		$38.0

(a)	To reclassify $31.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $14.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $294.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $12.0 million of amortization expense from Other charges to Amortization of intangible assets.

Condensed Statement of Earnings for the six months ended June 28, 2014

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Net sales:
Total net sales	$1,125.0	$—		$1,125.0

Cost of sales:
Cost of sales of tangible products	459.0	(7.0	)(a)	451.0
		(1.0	)(b)
Cost of services and software	150.0	(2.0	)(a)	148.0

Total cost of sales	609.0	(10.0)		599.0

Gross profit	516.0	10.0		526.0

Operating expenses:
Selling and marketing	—	204.0	(c)	204.0
Research and development	140.0	(5.0	)(a)	135.0
General and administrative	—	26.0	(a)	92.0
		66.0	(c)
Amortization of intangible assets	—	10.0	(d)	10.0
Acquisition and integration costs	—	6.0	(f)	6.0
Exit and restructuring costs	—	17.0	(b)	17.0
Asset impairment charge	—	2.0	(e)	2.0
Selling, general and administrative expenses	282.0	(12.0	)(a)	—
		(270.0	)(c)
Other charges	34.0	(16.0	)(b)	—
		(10.0	)(d)
		(2.0	)(e)
		(6.0	)(f)

Total operating expenses	456.0	10.0		466.0

Operating income	60.0	—		60.0

Total other income (loss)	(17.0)	—		(17.0)

Income from continuing operations before income taxes	43.0	—		43.0
Income taxes	18.0	—		18.0

Income from continuing operations	$25.0	$—		$25.0

(a)	To reclassify $26.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $17.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $270.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $10.0 million of amortization expense from Other charges to Amortization of intangible assets.
(e)	To reclassify $2.0 million of asset impairment expense from Other charges to Asset impairment charge.
(f)	To reclassify $6.0 million of transaction related expenses from Other charges to Acquisition and integration costs.

Note 4—Hart Systems adjustments

On December 18, 2013, we completed the Hart Systems acquisition. In the 2013 audited financial statements, we included Hart System’s operations for the period from December 18, 2013 through December 31, 2013. The table and adjustments that follow reflect the remaining 11 months and 17 days of Hart Systems’ operations in 2013. The third column, Hart Systems pro forma adjustments is used in the unaudited pro forma combined statement of earnings for the year ended December 31, 2013.

(in millions)	Hart Systems January 1 through December 17, 2013		Hart Systems acquisition adjustments		Hart Systems pro forma adjustments
Net sales:
Revenue from services and software	$21.9	(a)	$—		$21.9

Total net sales	21.9		—		21.9

Cost of sales:
Cost of services and software	5.4	(a)	(0.1	)(b)	5.3

Gross profit	16.5		0.1		16.6

Operating expenses:
Selling and marketing	2.0	(a)	(0.1	)(b)	1.9
General and administrative	7.0	(a)	(0.2	)(b)	6.8
Amortization of intangible assets	2.0	(a)	1.4	(b)	3.4
Acquisition costs	—		(0.9	)(c)	(0.9)

Total operating expenses	11.0		0.2		11.2

Operating income (loss)	5.5		(0.1)		5.4
Interest expense, net	(2.2	)(a)	2.2	(d)	—

Income from continuing operations before income taxes	3.3		2.1		5.4
Income taxes	1.2	(e)	0.7	(e)	1.9

Income from continuing operations	$2.1		$1.4		$3.5

(a)	To reflect the historical results of Hart Systems for the period from January 1, 2013 through December 17, 2013.
(b)	To reflect the $1.4 million increase in amortization expense for intangible assets and $0.3 million decrease in depreciation expense for property and equipment as a result of purchase accounting adjustments for Hart Systems’ net identifiable assets.
(c)	To eliminate $0.9 million in non-recurring acquisition costs recorded in Zebra’s historical results in connection with the Hart Systems acquisition.
(d)	To remove the historical interest expense incurred by Hart Systems as the acquisition was cash free, debt fee and no additional borrowings were entered into as part of the Hart Systems acquisition.
(e)	To reflect the tax effects of adjustments (a) through (d) at the combined federal and state statutory tax rate of 37.23%.

The table and adjustments that follow reflect Hart Systems’ operations for the six months ended June 29, 2013. The third column, Hart Systems pro forma adjustments, is used in the unaudited pro forma combined statement of earnings for the six months ended June 29, 2013.

(in millions)	Hart Systems January 1 through June 29, 2013		Hart Systems acquisition Adjustments		Hart Systems Pro Forma Adjustments
Net sales:
Revenue from services and software	$15.0	(a)	$—		$15.0

Total net sales	15.0		—		15.0

Cost of sales:
Cost of services and software	3.2	(a)	(0.1	)(b)	3.1

Total cost of sales	3.2		(0.1)		3.1

Gross profit	11.8		0.1		11.9

Operating expenses:
Selling and marketing	1.1	(a)	—		1.1
General and administrative	3.8	(a)	(0.1	)(b)	3.7
Amortization of intangible assets	1.0	(a)	0.7	(b)	1.7

Total operating expenses	5.9		0.6		6.5

Operating income (loss)	5.9		(0.5)		5.4
Interest expense, net	(1.2	)(a)	1.2	(c)	—

Income from continuing operations before income taxes	4.7		0.7		5.4
Income taxes	1.8	(d)	0.2	(d)	2.0

Income from continuing operations	$2.9		$0.5		$3.4

(a)	To reflect the historical results of Hart Systems for the period from January 1, 2013 through June 29, 2013.
(b)	To reflect the $0.7 million increase in amortization expense for intangible assets and $0.2 million decrease in depreciation expense for property and equipment as a result of purchase accounting adjustments for Hart Systems net identifiable assets.
(c)	To remove the historical interest expense incurred by Hart Systems as the acquisition was cash free, debt free and no additional borrowings were entered into as part of the Hart Systems acquisition.
(d)	To reflect the tax effects of adjustments (a) through (c) at the combined federal and state statutory tax rate of 37.23%.

Note 5—Pro forma adjustment for the combined balance sheet

(a)	To record $3,233.5 million of cash and debt consisting of the borrowings of $2,183.5 million under the Term Loan (net of OID of $16.5 million) and $1,050.0 million from the issuance of the senior unsecured notes. Of the $2,183.5 million of Term Loan borrowings, $14.0 million (net of OID of $2.5 million) is classified as current. We do not have any outstanding borrowings under the New Revolving Credit Facility and we terminated the $1,250.0 million bridge facility at the close of the Transactions.

Term Loan (component of Senior Credit Facility)	$2,200.0
Discount on Term Loan	(16.5)

Term Loan, net of discount	2,183.5
Senior unsecured notes	1,050.0

Net cash adjustment	$3,233.5

(b)	Total costs of $129.0 million in transaction fees have been incurred. $16.5 million are netted against the Term Loan proceeds as referenced in Note 5(a), $68.0 million have been capitalized as debt issuance costs in Other assets, $5.6 million have already been expensed as of June 28, 2014 and $38.9 million of transaction fees were accrued between June 29, 2014 and the Acquisition close date.

(c)	To reflect cash proceeds of $455.6 million from the liquidation of available-for-sale Investments and marketable securities to be used to fund part of the Acquisition. An unrealized gain of $0.7 million on the available-for-sale securities was reclassified from Accumulated other comprehensive (loss) income to Retained earnings.

(d)	To reflect the total acquisition consideration of $3,450.0 million transferred to MSI as of the Acquisition close date.

(e)	To eliminate intercompany receivables and payables recorded in the historical results attributable to transactions between Zebra and Enterprise Business. A total of $1.2 million was eliminated from each of Accounts receivable, net and Accounts payable.

(f)	To eliminate $1,151.0 million, $1,394.0 million and $13.0 million of Enterprise Business’ historical book value of Goodwill, Retained earnings and Accumulated other comprehensive income, respectively.

(g)	The following is a preliminary estimate of the fair value adjustments to the assets acquired and the liabilities assumed as a result of the Acquisition as if it had occurred on June 28, 2014, in conjunction with their historical book value (if applicable) and their total fair value:

	Historical book value	Fair value adjustment		Enterprise Business fair value
Inventories	$215.0	$23.0	(i)	$238.0
Deferred costs	91.0	(91.0)	(ii)	—
Property and equipment	94.0	9.0	(iii)	103.0
Other intangibles:
Completed and licensed technology	17.0	353.0	(iv)	370.0
Patents	—	270.0	(v)	270.0
Customer related	56.0	114.0	(vi)	170.0
Trade names, trademarks and other	4.0	56.0	(v)	60.0
Non-compete agreements	—	20.0	(vii)	20.0
Backlog	—	70.0	(iv)	70.0
Deferred revenue (current)	447.0	(264.0)	(viii)	183.0
Deferred revenue (non-current)	136.0	(16.0)	(viii)	120.0
Deferred tax liability	15.0	270.0	(ix)	285.0

(i)	The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to complete, cost to dispose and a reasonable profit margin for completing the selling effort. There is no continuing impact of the acquired inventory on the combined operating results as it turns over within six months, and as such, no adjustment was included in the unaudited pro forma combined statements of earnings.
(ii)	The fair value of deferred costs is zero under acquisition accounting as they do not represent a right to future cash flows. These deferred costs are associated with the deferred revenues discussed in Note 5(g)(viii) below.
(iii)	The cost method and market method were used to assess the fair value of various components of Property and equipment, net. The cost approach is based on the new replacement cost new less depreciation adjusted for physical deterioration, functional obsolescence and external/economic obsolescence, as applicable. The market approach is based on similar, but not identical, transactions in the market using both quantitative and qualitative data.
(iv)	The fair value of completed and licensed technology and the backlog were valued under the income approach using the excess earnings method. This method assumes that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable specifically to the intangible asset. Patents and trade names were valued under the income approach using the relief from royalty method, which assumes value to the extent that the acquired company is relieved of the obligation to pay royalties for the benefits received from them.
(v)	Customer related intangible assets were valued under the distributor method, which is a variation of the excess earnings method, and utilizes market-based data to isolate the revenue, earnings, and cash flow associated with the customer related functional area of our combined operations.
(vi)	Non-compete agreements were valued under the income approach using the with-and-without method. This method considers the likelihood and impact of competition on forecasted cash flows assuming that the non-compete agreement was not in place.
(vii)	The fair value of deferred revenue was determined based on the future obligation of costs remaining to be incurred, plus a reasonable profit margin on the estimated costs.
(viii)	The recognition of deferred tax liabilities represents the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases. The valuation of deferred tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

The purchase price allocation will remain preliminary until we complete a third-party valuation of significant identifiable intangible assets acquired and determine the fair value of other assets acquired and liabilities assumed as of the Acquisition close date. We anticipate that the acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will impact residual goodwill and may affect future earnings.

(h)	To eliminate $0.5 million of deferred financing costs associated with the previous revolving credit facility that was terminated and replaced by the New Revolving Credit Facility upon closing of the Acquisition.

(i)	To record $2,360.0 million of goodwill resulting from the Acquisition. The excess of the acquisition consideration over the preliminary fair value of assets acquired and liabilities assumed is allocated to Goodwill.

Note 6—Pro forma adjustments for the combined statement of earnings for the fiscal year ended December 31, 2013

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $0.8 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.9 million and were offset to Cost of services and software.

(b)	To eliminate $0.5 million in non-recurring acquisition costs recorded in Zebra’s historical results in connection with the Transactions.

(c)	To eliminate the historical interest expense of $28.0 million recorded in the results of Enterprise Business.

(d)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with the Financing Transactions.

	Face value	Original issue discount	Net value	Interest rate	Contractual interest expense	Amortization of original issue discount	Amortization of debt issuance cost	Interest expense adjustment
	(in millions)
Term Loan	$2,200.0	$(16.5)	$2,183.5	4.75%	$107.2	$2.5	$7.2	$116.9
Senior unsecured notes	$1,050.0	—	$1,050.0	7.25%	$76.1	—	$1.9	$78.0

	$3,250.0	$(16.5)	$3,233.5		$183.3	$2.5	$9.1	$194.9
Other recurring financing costs								1.0

Interest expense adjustment								$195.9

The Term Loan accrues interest at a variable rate of LIBOR (subject to a floor of 0.75% per annum) plus a margin of 4.0%. Because the current LIBOR rate is more than 1/8% below the floor, a 1/8% change in the LIBOR rate would have no impact on the interest expense incurred by the combined company. In the event the LIBOR rate rises to 1/8% above the floor, interest expense would increase by approximately $2.8 million. The senior unsecured notes were excluded from the 1/8% calculation as the interest rate of the notes is fixed.

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(e)	To reduce revenue by $28.7 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ extended maintenance contracts.

(f)	To record incremental depreciation expense totaling $1.8 million associated with the fair value adjustment to Property and equipment, net. $0.5 million is recorded in Cost of sales of tangible products, $0.2 million in Research and development and $1.1 million in General and administrative.

(g)	To record incremental amortization expense of $266.6 million on the identified definite-lived intangible assets as follows:

	Fair value adjustment	Weighted average useful life	Annual amortization expense
Completed and licensed technology	$353.0	4 years	$88.3
Patents	270.0	4 years	67.5
Customer related	114.0	5 years	22.8
Trade names, trademarks and other	56.0	4 years	14.0
Non-compete agreements	20.0	5 years	4.0
Backlog	70.0	1 year	70.0

Total	883.0		$266.6

(h)	To eliminate $0.3 million of historical amortized debt financing costs associated with the previous revolving credit facility.

(i)	To reflect the tax effects of adjustments (a) through (h) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(j)	Pro forma earnings per share for the fiscal year ended December 31, 2013 has been recalculated to show the impact of the Transactions and the Hart Systems acquisition. The historical basic and diluted weighted average shares outstanding were 50,693 and 51,063, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,693 as a result of the “no antidilution” provision of ASC 260—Earnings per share.

Note 7—Pro forma adjustments for the combined statement of earnings for the six months ended June 29, 2013.

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $0.3 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.5 million and were offset to Cost of services and software.

(b)	To eliminate the historical interest expense of $14.0 million recorded in the results of Enterprise Business.

(c)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with Financing Transactions.

	Face value	Original issue discount	Net value	Interest rate	Contractual interest expense	Amortization of original issue discount	Amortization of debt issuance cost	Interest expense adjustment
	(in millions)
Term Loan	$2,200.0	$(16.5)	$2,183.5	4.75%	$54.6	$1.3	$3.7	$59.6
Senior unsecured notes	$1,050.0	—	$1,050.0	7.25%	$38.1	—	$0.9	$39.0

	$3,250.0	$(16.5)	$3,233.5		$92.7	$1.3	$4.6	$98.6
Other recurring financing costs								0.5

Interest expense adjustment								$99.1

The Term Loan accrues interest at a variable rate of LIBOR (subject to a floor of 0.75% per annum) plus a margin of 4.0%. Because the current LIBOR rate is more than 1/8% below the floor, a 1/8% change in the LIBOR rate would have no impact on the interest expense incurred by the combined company. In the event the LIBOR rate rises to 1/8% above the floor, interest expense would increase by approximately $1.4 million. The senior unsecured notes were excluded from the 1/8% calculation as the interest rate of the notes is fixed.

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(d)	To reduce revenue by $23.4 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ maintenance contracts.

(e)	To record six months of incremental depreciation expense totaling $0.9 million associated with the fair value adjustment to Property and equipment, net. $0.2 million is recorded in Cost of sales of tangible products, $0.1 million in Research and development and $0.6 million in General and administrative.

(f)	To record six months of incremental amortization expense of $133.3 million on the identified definite-lived intangible assets.

(g)	To eliminate $0.1 million of historical amortized debt financing costs associated with the previous revolving credit facility.

(h)	To reflect the tax effects of adjustments (a) through (g) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(i)	Pro forma earnings per share for the six months ended June 29, 2013 has been recalculated to show the impact of the Transactions and the Hart Systems acquisition on a basic and diluted shares outstanding basis. The historical basic and diluted weighted average shares outstanding were 50,929 and 51,310, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,929 as a result of the “no antidilution” provision of ASC 260—Earnings per share.

Note 8—Pro forma adjustments for the combined statement of earnings for the six months ended June 28, 2014

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $1.4 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.3 million and were offset to Cost of services and software.

(b)	To eliminate $5.1 million and $6.0 million in non-recurring acquisition costs recorded in Zebra’s and the Enterprise Business’ historical results, respectively, in connection with the Transactions.

(c)	To eliminate $2.0 million in impairment expense as well as the $1.1 million loss associated with assets historically recorded in the carve-out financial statements of Enterprise Business that were sold to a third party prior to the Acquisition.

(d)	To eliminate the historical interest expense of $14.0 million recorded in the results of Enterprise Business.

(e)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with the Financing Transactions.

	Face value	Original issue discount	Net value	Interest rate	Contractual interest expense	Amortization of original issue discount	Amortization of debt issuance cost	Interest expense adjustment
	(in millions)
Term Loan	$2,200.0	$(16.5)	$2,183.5	4.75%	$52.4	$1.2	$3.5	$57.1
Senior unsecured notes	$1,050.0	—	$1,050.0	7.25%	$38.1	—	$1.0	$39.1

	$3,250.0	$(16.5)	$3,233.5		$90.5	$1.2	$4.5	$96.2
Other recurring financing costs								0.5

Interest expense adjustment								$96.7

The Term Loan accrues interest at a variable rate of LIBOR (subject to a floor of 0.75% per annum) plus a margin of 4.0%. Because the current LIBOR rate is more than 1/8% below the floor, a 1/8% change in the LIBOR rate would have no impact on the interest expense incurred by the combined company. In the event the LIBOR rate rises to 1/8% above the floor, interest expense would increase by approximately $1.3 million. The senior unsecured notes were excluded from the 1/8% percent calculation as the interest rate of the notes is fixed.

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(f)	To reduce revenue by $5.2 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ maintenance contracts.

(g)	To record six months of incremental depreciation expense totaling $0.9 million associated with the fair value adjustment to Property and equipment, net. $0.2 million is recorded in Cost of sales of tangible products, $0.1 million in Research and development and $0.6 million in General and administrative.

(h)	To record six months of incremental amortization expense of $98.3 million on the identified definite-lived intangible assets.

(i)	To eliminate $0.1 million of historical amortized debt financing costs associated with the existing revolving credit facility.

(j)	To reflect the tax effects of adjustments (a) through (i) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(k)	Pro forma earnings per share for the six months ended June 28, 2014 has been recalculated to show the impact of the Transactions. The historical basic and diluted weighted average shares outstanding were 50,693 and 51,063, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,693 as a result of the “no antidilution” provision of ASC 260—Earnings per share.